EXHIBIT 10.1

AMENDMENT NO. 1

TO

EQUITY PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to that certain Equity Purchase Agreement dated May 7, 2018 (the “Agreement”), by and between Bravatek Solutions, Inc., a Colorado corporation (the “Company”), and Triton Funds LP, a Delaware limited partnership (the “Investor”), is made and entered into by and between the Company and the Investor effective as of the 30th day of August, 2018 (the “Effective Date”).

RECITALS:

WHEREAS the Company and the Investor desire to amend the terms of the Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

2. Amendments.

a. The following capitalized terms defined in Section 1.1 of the Agreement shall have the following amended meanings specified or indicated:

i.	“Commitment Amount” shall mean One Million Dollars ($1,000,000).

ii.	“Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased Capital Call Shares pursuant to this Agreement equal to the Commitment Amount, (ii) June 30, 2019, or (iii) written notice of termination by the Company to the Investor upon a material breach of this Agreement by Investor.

1

b. Section 6.3 shall be restated in its entirety as follows:

Section 6.3 FILING OF CURRENT REPORT AND REGISTRATION STATEMENT. The Company agrees that it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Trading Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Trading Day from the date the Investor receives it from the Company. The Company shall also file with the SEC, within one hundred thirty (130) days from the date hereof, a new registration statement (the “Registration Statement”) covering only the resale of the Capital Call Shares.

3. All Other Terms Unchanged. Unless specifically amended by this instrument, or reasonably necessary to its application, all obligations, rights, undertakings and terms of the parties under the Agreement shall remain in full force and affect. This Amendment is not intended to, nor shall, amend any economic or other substantive terms of the Agreement, and is only intended to modify the agreement so that Company shall be acquired Parent by share exchange instead of by subsidiary merger.

4. Conflicting Provisions. Should any of the provisions of this Amendment conflict with any of the provisions of the Agreement, then the provisions of this Amendment shall apply.

5. Counterparts; Delivery. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. In addition, executed counterparts may be delivered by means of facsimile or other electronic transmission; and signatures so delivered shall be fully and validly binding to the same extent as the delivery of original signatures.

6. Miscellaneous.

a. This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

b. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

[Signatures on Following Page]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment No. 1 to Equity Purchase Agreement to be signed by its duly authorized officer, effective as of the date indicated above.

TRITON FUNDS:

TRITON FUNDS LP

By:	/s/ Tyler Hoffman
Tyler Hoffman, Authorized Signatory

BRAVATEK:

BRAVATEK SOLUTIONS, INC.

By:	/s/ Thomas A. Cellucci
Thomas A. Cellucci, Chief Executive Officer

Signature Page to Amendment No. 1 to Equity Purchase Agreement

3